UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2008
Leadis Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50770	77-0547089

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 W. California Avenue; Suite 200; Sunnyvale, California	94086

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 331-8600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On September 17, 2008, Leadis Technology, Inc. (“Leadis” or the “Company”) issued a press release announcing the election of Sam Srinivasan to its Board of Directors (the “Board”), effective September 16, 2008. Mr. Srinivasan also will serve as Chairman of the Audit Committee of the Board. Upon his election to the Board, Mr. Srinivasan was automatically granted a non-statutory stock option to purchase 40,000 shares of Leadis Common Stock under the Leadis 2004 Non-Employee Directors’ Stock Option Plan, with an exercise price equal to the closing price as reported on the Nasdaq Global Market on September 15, 2008. The option is subject to a four-year vesting schedule and has a term of six years. Mr. Srinivasan is also eligible to receive annual compensation of $30,000, paid quarterly, for serving on the Board plus additional annual compensation of $10,000 for serving as chairman of the Audit Committee, as provided by the Leadis Non-Employee Director Cash Compensation Policy. Under this policy, directors are also entitled to reimbursement of expenses incurred in attending Board meetings.
     Mr. Srinivasan currently serves as Chairman Emeritus of Health Language, Inc., a privately-held software company that he founded. From May 2000 until November 2001, he served as Chief Executive Officer of Health Language and from May 2000 until March 2002, he served as its Chairman. From November 1988 until March 1996, Mr. Srinivasan served as Senior Vice President, Finance and Chief Financial Officer of Cirrus Logic, Inc., a semiconductor company. From May 1984 until November 1988, Mr. Srinivasan served as Director of Internal Audits and subsequently as Corporate Controller of Intel Corporation, a semiconductor company. Mr. Srinivasan also serves on the board of directors of SiRF Technology Holdings, Inc. and Centillium Communications, Inc. Mr. Srinivasan holds a B.A. in commerce from Madras University, India and an M.B.A. from Case Western Reserve University.
     Leadis also announced the voluntary resignation of Kenneth Goldman from its Board, effective September 16, 2008. Mr. Goldman had served on the Board since January 2004 and as Chairman of the Audit Committee since March 2004. Mr. Goldman’s resignation will allow him a greater opportunity to focus on other business responsibilities, including his full-time chief financial officer position, and was not caused by any disagreement with the Company or with Company management relating to the Company’s operations, policies or procedures.
     The press release announcing the changes to Leadis’ Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated September 17, 2008, announcing changes to the Leadis Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leadis Technology, Inc.
Date: September 18, 2008	/s/ John K. Allen
John K. Allen
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	Press release dated September 17, 2008, announcing changes to the Leadis Board of Directors.